Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

[GE VERNOVA INC.]

(a Delaware corporation)

The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

ARTICLE I

NAME

The name of the corporation is [GE Vernova Inc.] (the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is [•], divided into two classes of stock as follows: [•] shares of Common Stock, par value $0.01 per share (the “Common Stock”) and [•] shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate vote of any holders of shares of Common Stock or Preferred Stock, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.2 Common Stock.

(a) Voting. Except as otherwise expressly provided herein or required by the DGCL, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of shares of Common Stock shall not have cumulative voting rights. Except as may otherwise be provided in this Certificate of Incorporation or in any amendment hereto, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”) or by applicable law, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to the qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(b) Dividends. Subject to the rights of the holders of shares of any outstanding series of Preferred Stock, the holders of outstanding shares of Common Stock shall be entitled to receive dividends to the extent permitted by law when, as and if declared by the board of directors of the Corporation (the “Board of Directors”).

Section 4.3 Dissolution, Liquidation or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of shares of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers), preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series. The powers, designations, preferences and relative, participating, optional or other rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, may differ from those of any and all other series at any time outstanding.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Powers. Except as otherwise required by the DGCL or as provided in this Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.2 Number. Subject to the rights of the holders of any outstanding series of Preferred Stock to elect directors pursuant to any Preferred Stock Designation, the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution of the Board of Directors.

Section 5.3 Classified Board. The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock pursuant to the terms of any Preferred Stock Designation (the “Preferred Stock Directors”)) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Directors designated as Class I directors shall initially serve until the first annual meeting of stockholders following the Distribution Date (as defined in that certain Separation and Distribution Agreement, dated as of [•], by and between the Corporation and General Electric Company (the “Separation Agreement”)), and director nominees elected to succeed such Class I directors as Class I directors shall hold office for a three-year term and until their respective successors shall have been duly elected and qualified or until their earlier death, resignation, disqualification or removal. Directors designated as Class II directors shall initially serve until the second annual meeting of stockholders following the Distribution Date and director nominees elected to succeed such Class II directors as Class II directors shall hold office for a three-year term and until their respective successors shall have been duly elected and qualified or until their earlier death, resignation, disqualification or removal. Directors designated as Class III directors shall initially serve until the third annual meeting of stockholders following the Distribution Date and director nominees elected to succeed such Class III directors as Class III directors shall hold office for a two-year term and until their respective successors shall have been duly elected and qualified or until their earlier death, resignation, disqualification or removal. Commencing with the second annual meeting of stockholders following the Distribution Date, directors of each class the term of which shall then or thereafter expire shall be elected to hold office for a term of office to expire at the fifth annual meeting of stockholders following the Distribution Date. Notwithstanding anything herein to the contrary, commencing with the fifth annual meeting of stockholders following the Distribution Date, the term of office of each director shall expire immediately prior to the opening of the polls for the election of directors, the Board of Directors shall cease to be classified under Section 141(d) of the DGCL and directors shall no longer be divided into three classes, and each director (other than the Preferred Stock Directors) shall be elected annually by the stockholders entitled to vote thereon at each annual meeting of the stockholders and shall hold office until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified or until their earlier death, resignation, disqualification or removal. Prior to the fifth annual meeting of stockholders following the Distribution Date, if the number of directors (other than Preferred Stock Directors) has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. The initial assignment of directors to each such class shall be made by the Board of Directors.

Section 5.4 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, retirement, disqualification, resignation, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director and not by the stockholders. Prior to the conclusion of the fifth annual meeting of stockholders, expected to be held in 2029, any director elected to fill a newly created directorship resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the class of directors to which he or she is elected, and any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor, in each case subject to his or her earlier death, resignation, disqualification or removal. From and after the conclusion of the fifth annual meeting of stockholders, expected to be held in 2029, any director chosen to fill a vacancy, including a newly created directorship resulting from an increase in the number of directors, shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 5.5 Removal of Directors. Prior to the time the Board of Directors is no longer classified as provide in Section 5.3 except for Preferred Stock Directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause. From and after the time the Board of Directors is no longer classified as provide in Section 5.3, except for Preferred Stock Directors, any director or the entire Board of Directors may be removed from office at any time, with or without cause. In either case, removal may only occur by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

Section 5.6 Ballot; Notice; Annual Meeting of Stockholders.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

(c) Annual Meeting of Stockholders. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI

STOCKHOLDER ACTIONS

Section 6.1 Written Consent. Except as otherwise provided for in any Preferred Stock Designation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any written consent by such stockholders. Notwithstanding the foregoing, prior to the Distribution (as defined in the Separation Agreement), any action required or permitted to be taken by the stockholders of the Corporation may be taken by written consent in lieu of a meeting.

ARTICLE VII

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VIII

AMENDMENT

Section 8.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to this reservation.

Section 8.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, repeal or waive the Bylaws of the Corporation. The affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

LIABILITY OF DIRECTORS AND OFFICERS

Section 9.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.

Section 9.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article IX shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

Section 10.1 Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). This Section 10.1 shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

Section 10.2 Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

ARTICLE XI

NAME AND MAILING ADDRESS OF INCORPORATOR

The name and mailing address of the incorporator are [•] and c/o General Electric Company, One Financial Center, Suite 3700, Boston, MA 02111.

* * *

This Certificate of Incorporation shall become effective at [8:30] a.m. Eastern Time on [•].

[Remainder of Page Intentionally Blank]

WITNESS the signature of this Certificate of Incorporation this [•] day of [•].

Incorporator
Name: [•]

[Signature Page to Certificate of Incorporation of

GE Vernova Inc.]